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                                                               EXHIBIT 21.01

                                                              JURISDICTION OF
SUBSIDIARY                                                      ORGANIZATION
----------                                                    ---------------
Crescent Real Estate Funding I, L.P.                              Delaware
Crescent Real Estate Funding II, L.P.                             Delaware
Crescent Real Estate Funding VII, L.P.                            Delaware
Desert Mountain Development Corporation                           Delaware
Desert Mountain Properties Limited Partnership                    Delaware
Main Street Partners, L.P.                                        Texas